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                                 Exhibit (14)(c)

                         Consent of Arthur Andersen LLP

















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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Form N-14 filing of our auditors' report dated July 14, 2000 on the financial statements of Circle Income Shares, Inc. as of June 30, 2000 and to all references to our Firm included in or made a part of this Form N-14.


ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
  October 18, 2000